UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GAN Limited

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

On February 9, 2024, GAN Limited, a Bermuda exempted company limited by shares (“GAN”), issued a press release, among other things, encouraging its shareholders to vote for each proposal to be considered and voted upon by the holders of its ordinary shares at the upcoming special general meeting of shareholders scheduled to be held on February 13, 2024, at 10:00 a.m. (Pacific Time). Such proposals are discussed in the definitive proxy statement GAN filed with the U.S. Securities and Exchange Commission (“SEC”) on January 9, 2024. The press release supplements such definitive proxy statement and the definitive additional materials GAN filed with the SEC on each of January 10, 2024 and February 1, 2024. Below is a copy of the press release.

GAN Reminds Shareholders to Vote in the Upcoming Special Shareholder Meeting

Shareholders are encouraged to vote FOR the proposed merger agreement with Sega Sammy Creation, Inc.

Irvine, California | February 9, 2024: GAN Limited (the “Company” or “GAN”) (NASDAQ: GAN), a leading North American B2B technology provider of real money internet gaming solutions and a leading International B2C operator of Internet sports betting, today reminded its shareholders to vote in favor of the previously announced merger with a subsidiary of SEGA SAMMY CREATION INC., (“SSC”), an affiliate of SEGA SAMMY HOLDINGS, INC. (“SEGA SAMMY”) at the upcoming special meeting of shareholders.

How to Vote

The meeting will take place on Tuesday, February 13, 2024 at 10:00 AM Pacific Time and will be held in a virtual format via live audio webcast. The unique link to join the webcast will be provided to shareholders upon registering to attend the meeting.

Each shareholder can vote his or her proxy by following the instructions in the proxy statement and the related proxy card which was mailed to all registered shareholders holding shares as of the close of business on January 2, 2024, the record date for the meeting.

Proposals and Company Recommendation

At the meeting, shareholders are being asked to approve (i) the entry into the merger agreement and the merger with SSC (ii) on an advisory, non-binding basis, the compensation that may be paid or become payable to GAN’s named executive officers in connection with the merger, and (iii) the adjournment of the special general meeting to another date and time in the event that there are insufficient votes to approve the merger agreement and the merger.

The GAN Board of Directors has determined and believes that each of the proposals outlined in the proxy statement is advisable to, and in the best interests, of GAN and its shareholders, has approved each proposal and recommends that GAN shareholders for FOR each proposal.

All GAN shareholders, regardless of number of ordinary shares they hold, are encouraged to vote FOR the merger and related proposals described in the definitive proxy statement filed by GAN with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the meeting.

Effects of the Merger

If the proposal regarding the merger is approved, the closing of the merger is expected to occur in 2024 or early 2025, subject to the satisfaction or waiver of certain conditions to closing, including the approval of the merger and change in control of GAN by all relevant gaming authorities.

If the merger is completed, each GAN ordinary share issued and outstanding immediately prior to the effective time of the merger will be automatically cancelled and converted into the right to receive $1.97 in cash, without interest and less applicable withholding taxes. Upon the completion of the merger, GAN will cease to be a publicly-traded company and GAN ordinary shares will be delisted from The Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934, as amended.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, the Company has filed a proxy statement other relevant documents concerning the merger with the SEC. The proxy statement and other materials filed with the SEC contain important information regarding the merger, including, among other things, the recommendation of the Company’s Board of Directors with respect to the merger. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. Shareholders can obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to GAN Limited, 400 Spectrum Centre Drive, Suite 1900, Irvine, CA 92618, Attention: Corporate Secretary.

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding the Company’s directors and executive officers, including their ownership of the Company’s ordinary shares, is available in the proxy statement. If and to the extent that any of the Company and its directors and executive officers and other persons who may be deemed participants in the solicitation of proxies in respect of the merger will have any interest in the merger or receive any additional benefits in connection with the merger a description of any such interest and benefits, by security holdings or otherwise, is described in the proxy statement relating to the merger and other relevant documents concerning the merger that will be filed by the Company with the SEC. As described above, these documents will be available free of charge at the SEC’s website or by directing a written request to the Company. The Company’s shareholders can obtain more information regarding the interests and benefits of the Company’s directors and executive officers in the Merger by reading such definitive proxy statement and other relevant documents when they becomes available.

About GAN Limited

GAN is a leading business-to-business supplier of internet gaming software-as-a-service solutions predominantly to the U.S. land-based casino industry. Coolbet, a division of GAN, is a market-leading operator of proprietary online sports betting technology with market leadership positions in select European and Latin American markets. GAN has developed a proprietary internet gaming enterprise software system, GameSTACK™, which it licenses to land-based casino operators as a turnkey technology solution for regulated real money internet gaming, encompassing internet gaming, internet sports gaming, and virtual Simulated Gaming. Additional information about GAN can be found online at www.GAN.com.

About SEGA SAMMY HOLDINGS INC.

SEGA SAMMY HOLDINGS is the holding company of the SEGA SAMMY Group, a group of companies comprising the Entertainment Contents Business, which offers a diversity of fun through consumer and arcade game content, toys and animation; the Pachislot and Pachinko Machines Business, which conducts everything from development to sales of Pachinko/Pachislot machines; and the Resort Business, which develops and operates resort facilities in Japan and overseas.

About SEGA SAMMY CREATION INC.

SSC is a wholly-owned subsidiary of SEGA SAMMY HOLDINGS. SSC, together with its wholly-owned subsidiary SEGA SAMMY CREATION USA Inc., develop, manufacture and distribute land-based and online/social casino gaming products and software.

Forward-Looking Statements

This press release contains “forward looking statements” regarding the acquisition of GAN by SSC pursuant to the Merger and other future events. Factors that could cause actual events to differ include, but are not limited to: (1) the incurrence of unexpected costs, liabilities or delays relating to the merger; (2) the failure to satisfy the closing conditions to the merger, including the approval of the merger and change in control of GAN by all relevant gaming authorities; and (3) other risks detailed in GAN’s filings with the SEC, including the Proxy Statement. Factors that may affect the future results of the Company are set forth in its filings with the SEC. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. GAN undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contacts:

GAN Robert Shore Vice President, IR and Capital Markets (610) 812-3519 rshore@GAN.com	Alpha IR Group Ryan Coleman or Davis Snyder (312) 445-2870 GAN@alpha-ir.com

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